UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 12, 2013

Communications Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1, 2, 3, 4, 6, 7, 8 and 9 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2014 Executive Officer Base Salary

          On December 12, 2013, the Compensation Committee and the Board of Directors of Communications Systems, Inc. (the “Company”) approved that effective January 1, 2014 the annual base salaries of the following executive officers will be the amounts respectively indicated:

Executive Officer and Title	2014 Base Salary

Curtis A. Sampson,	$0
Chairman & Interim CEO

Edwin C. Freeman,	$206,000
Chief Financial Officer

Bruce Blackwood,	$204,079
President & General Manager, Suttle

Scott Otis,	$196,723
President & General Manager, Transition Networks, Inc.

Scott Fluegge	$185,400
General Manager, JDL Technologies

Grant of 2014 Awards Under the Annual Bonus Plan

          On December 12, 2013, pursuant to Communications Systems, Inc. Annual Bonus Plan (“Annual Bonus Plan”) the Compensation Committee and the Board awarded bonus opportunities to the Executive Officers named above, except for Mr. Sampson.

          Under the Annual Bonus Plan, the Company determines quarterly and annual “minimum,” “target” and “maximum” performance goals. The performance goals are weighted such that 50% of the bonus opportunity is tied to achievement of quarterly or six month performance goals and 50% of the bonus opportunity is tied to achievement of performance goals for the fiscal year. Performance measures applicable to Senior Executives include revenue, operating income, and gross margin percentage, but primary weight is given to achieving revenue and operating income targets. Bonuses earned based on achievement in comparison to quarterly and six month goals during the first nine months of the fiscal year are paid approximately 45 days after the period measured and bonuses earned based on achievement in comparison in the fourth quarter and over the full year are paid out approximately 75 days after fiscal year end. Payments of bonuses generally begin at achievement exceeding 80% of target performance goals. Bonuses are paid in cash. The target and maximum bonus each Senior Executive may potentially earn under the Annual Bonus Plan is based upon a percentage of their base salary. Under the 2014 Plan, the maximum bonus that may be paid to any participant may not exceed two times his or her bonus at target for revenues and 1.5 times his or her bonus at target for operating income even if financial performance exceeds the maximum. Further, no bonus amounts will be earned by any participant for a quarter or the year if the minimum goals for that period are not achieved. Senior Executives must be employed by the Company as of the end of the relevant period (quarter, six month or full fiscal year) in order to be entitled to receive payout of any bonus earned for such period, unless termination of employment is due to death, disability or follows a change of control. The Compensation Committee must approve bonuses paid to Senior Executives before payment.

          The following table shows potential bonus amounts as a percentage of salary that may be earned by the Senior Executives (except for Mr. Sampson) for 2014 performance under the Annual Bonus Plan upon the Company’s achievement of the target and maximum goals related to revenues, operating income, and gross margin percentage, assuming achievement at target and maximum level. Under the matrices associated with the 2014 Annual Bonus Plan achievement of the performance goals at less than target level results in a decreasing bonus and if achievement fails to meet the minimum performance goals the participant is entitled to no bonus.

Executive Officer and Title	Cash Payable If	Cash Payable If
	Target Goals	Maximum Goals
	Achieved	Achieved

Edwin C. Freeman,	55%	99%
Chief Financial Officer

Bruce Blackwood,	50%	88%
President & General Manager, Suttle

Scott Otis,	50%	81%
President & General Manager, Transition Networks, Inc.

Scott Fluegge	50%	93%
President & General Manager, JDL Technologies

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

	By:	/s/ Edwin C. Freeman
Edwin C. Freeman
Chief Financial Officer

Date: December 18, 2013